Exhibit 99.1

The Meet Group Reports Third Quarter 2019 Financial Results

NEW HOPE, Pa., November 7, 2019 – The Meet Group, Inc. (NASDAQ: MEET), a leading provider of interactive livestreaming solutions, today reported financial results for its third quarter ended September 30, 2019.

Third Quarter 2019 Financial Highlights

•	Total revenue of $52.6 million, up 15% from the prior year quarter.

•	GAAP net income of $3.0 million, or $0.04 per diluted share, compared to a GAAP net income of $1.3 million or $0.02 per diluted share in the prior year quarter.

•	Adjusted EBITDA of $11.0 million, compared to Adjusted EBITDA of $8.7 million in the prior year quarter.

•	Non-GAAP net income of $10.1 million, or $0.13 per diluted share, compared to $7.6 million, or $0.10 per diluted share, in the prior year quarter.

(See the important discussion about the presentation of non-GAAP financial measures, and reconciliation to the most direct comparable GAAP financial measures, below.)

“We had a strong third quarter and we are off to a good start in the fourth quarter,” said Geoff Cook, Chief Executive Officer of The Meet Group. “Our product strategy and execution contributed to growing revenue and adjusted EBITDA, resulting in record-high free cash flow in the third quarter that we used to repurchase our stock. With the launch of Streamer Levels and one-on-one video chat, we are giving users even more reasons to engage in video. Just last week we further expanded our product portfolio with the launch of NextDate, our new livestreaming dating game. While early, in markets where NextDate is available, we’re seeing an approximately 20% increase in daily video users versus September, the month prior to launch.

“Video revenue for the third quarter grew approximately 85% from the prior year quarter to $20.3 million,” continued Cook. “Global average revenue per daily active video user was $0.27 cents in the quarter, and across our apps we had an average of 829,000 daily video users (20% of our total mobile daily active users where video is available). We expect to grow video revenue in the fourth quarter by 10-16% sequentially as new products and features contribute to increasing user engagement. Video revenue in October exceeded video revenue in every month of the third quarter. Furthermore the Company expects November and December video revenue to continue to increase from October.
“Advertising results for the quarter were also solid. Mobile ad revenue, which comprises approximately 90% of our total advertising revenue, grew year-over-year for the first time since the first quarter of 2017. We believe this progress sets the stage for continued positive momentum in the fourth quarter of 2019 and throughout 2020.
"In the third quarter we repurchased 3.4 million shares of our stock for $12 million, directing 100% of our free cash flow in the quarter toward repurchases. Since authorizing our share repurchase plan in June 2019, the Company has repurchased $17.7 million (4.8 million shares) through November 5, 2019. We expect to continue to repurchase shares pursuant to our share repurchase program.
“Looking to the fourth quarter and longer term, we believe we have compelling products that position us well for future growth. We remain confident that our product pipeline and capital allocation strategy will continue to deliver value to our shareholders.”

Exhibit 99.1

Third Quarter Financial Results

For the third quarter of 2019, the Company reported revenue of $52.6 million, an increase of $6.9 million, or 15%, from $45.7 million in the third quarter of 2018. GAAP net income for the third quarter of 2019 was $3.0 million, or $0.04 per diluted share, compared to a GAAP net income of $1.3 million or $0.02 per diluted share in the third quarter of 2018. Adjusted EBITDA for the third quarter of 2019 was $11.0 million, compared to $8.7 million in the third quarter of 2018. Non-GAAP net income for the third quarter of 2019 was $10.1 million, or $0.13 per diluted share, compared to $7.6 million, or $0.10 per diluted share, in the third quarter of 2018.

The Company ended the quarter with $27.5 million in cash and cash equivalents.

Company Outlook

The Company is providing the following outlook for the fourth quarter and full year 2019.

Fourth quarter 2019:

•	Revenue in the range of $56.9 million to $58.4 million.

•	Adjusted EBITDA in the range of $12.6 million to $13.1 million.

Full year 2019:

•	Revenue in the range of $211.0 million to $212.5 million.

•	Adjusted EBITDA in the range of $41.5 million to $42.0 million.

Exhibit 99.1

THE MEET GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	September 30, 2019	December 31, 2018
Assets:
Current Assets:
Cash and cash equivalents	$27,488,790	$28,365,725
Accounts receivable, net of allowance of $600,070 and $383,579 as of September 30, 2019 and December 31, 2018, respectively	23,922,049	27,148,484
Prepaid expenses and other current assets	5,177,333	4,911,057
Total current assets	56,588,172	60,425,266
Goodwill	155,307,593	148,132,873
Property and equipment, net	3,832,875	4,633,764
Operating lease right-of-use assets	4,995,799	—
Intangible assets, net	31,444,141	36,558,439
Deferred taxes	15,380,576	15,648,572
Other assets	1,541,514	2,453,255
Total assets	$269,090,670	$267,852,169
Liabilities and Stockholders' Equity:
Current Liabilities:
Accounts payable	$4,672,207	$9,071,193
Accrued liabilities	20,070,961	19,112,303
Current portion of long-term debt, net	3,500,000	18,566,584
Current portion of finance lease obligations	12,913	134,067
Current portion of operating lease liabilities	2,138,029	—
Deferred revenue	4,071,239	4,620,690
Total current liabilities	34,465,349	51,504,837
Long-term finance lease obligations	8,323	58,683
Long-term debt, net	31,251,928	18,087,956
Long-term operating lease liabilities	2,900,105	—
Long-term derivative liability	636,612	940,216
Other liabilities	871,084	39,651
Total liabilities	70,133,401	70,631,343
Commitments and contingencies
Stockholders' Equity:
Preferred stock, $0.001 par value; authorized - 5,000,000 shares; no shares issued and outstanding as of September 30, 2019 and December 31, 2018	—	—
Common stock, $0.001 par value; authorized - 100,000,000 shares; 72,834,032 and 74,697,526 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	72,834	74,700
Additional paid-in capital	428,106,985	419,455,818
Accumulated deficit	(226,077,248)	(220,276,025)
Accumulated other comprehensive loss	(3,145,302)	(2,033,667)
Total stockholders’ equity	198,957,269	197,220,826
Total liabilities and stockholders’ equity	$269,090,670	$267,852,169

Exhibit 99.1

THE MEET GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues	$52,621,250	$45,716,053	$154,134,591	$126,155,591
Operating costs and expenses:
Sales and marketing	8,748,021	8,753,156	25,648,417	23,554,635
Product development and content	30,573,574	26,134,682	91,846,746	72,647,507
General and administrative	5,320,424	4,938,844	16,140,643	15,562,125
Depreciation and amortization	3,451,197	3,423,929	10,079,319	10,558,712
Acquisition and restructuring	244,432	416,141	748,881	4,802,694
Total operating costs and expenses	48,337,648	43,666,752	144,464,006	127,125,673
Income (loss) from operations	4,283,602	2,049,301	9,670,585	(970,082)
Other income (expense):
Interest income	28,752	3,823	88,746	13,773
Interest expense	(300,319)	(559,345)	(1,031,379)	(1,838,325)
(Loss) gain on foreign currency transactions	(27,051)	(6,229)	(94,640)	101,030
Gain on disposal of assets	40,376	—	40,376	—
Other items of income, net	2,030	6,527	4,792	28,154
Total other expense	(256,212)	(555,224)	(992,105)	(1,695,368)
Income (loss) before income tax expense	4,027,390	1,494,077	8,678,480	(2,665,450)
Income tax expense	(1,036,410)	(196,146)	(2,226,075)	(484,552)
Net income (loss)	$2,990,980	$1,297,931	$6,452,405	$(3,150,002)

Basic and diluted net income (loss) per share:
Basic net income (loss) per share	$0.04	$0.02	$0.09	$(0.04)
Diluted net income (loss) per share	$0.04	$0.02	$0.08	$(0.04)

Weighted-average shares outstanding:
Basic	74,674,981	73,362,467	75,056,593	72,704,205
Diluted	76,205,022	79,365,576	77,836,975	72,704,205

Exhibit 99.1

THE MEET GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$6,452,405	$(3,150,002)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	10,079,319	10,558,712
Amortization of right-of-use assets	1,902,760	—
Stock-based compensation expense	8,321,345	7,026,991
Deferred tax expense (benefit)	211,533	(694,951)
Gain on disposal of assets	(40,376)	—
Loss (gain) on foreign currency transactions	94,640	(101,030)
Bad debt expense	1,661,987	408,998
Non-cash interest expense	214,063	261,373
Changes in derivative financial instruments	—	(18,412)
Changes in contingent consideration obligations	111,417	—
Changes in operating assets and liabilities:
Accounts receivable	1,878,915	1,302,954
Prepaid expenses, other current assets and other assets	2,355,628	(2,326,004)
Accounts payable and accrued liabilities	(6,080,069)	4,414,400
Deferred revenue	(510,352)	515,743
Net cash provided by operating activities	26,653,215	18,198,772
Cash flows from investing activities:
Purchases of property and equipment	(1,158,070)	(404,446)
Acquisition of business, net of cash acquired	(11,807,925)	—
Net cash used in investing activities	(12,965,995)	(404,446)
Cash flows from financing activities:
Proceeds from exercise of stock options	702,717	824,307
Repurchases of common stock	(12,257,073)	—
Payments of finance leases	(167,378)	(211,290)
Proceeds from revolving loan	7,000,000	—
Proceeds from term loan, net	34,954,373	—
Payments for restricted stock awards withheld for taxes	(371,316)	(306,127)
Payments of loan origination costs	(125,170)	—
Payments of revolving loan	(7,000,000)	—
Payments of contingent consideration	—	(5,000,000)
Payments of term loan	(36,940,158)	(15,559,842)
Net cash used in financing activities	(14,204,005)	(20,252,952)
Change in cash and cash equivalents prior to effect of foreign currency exchange rate	(516,785)	(2,458,626)
Effect of foreign currency exchange rate	(360,150)	(271,982)
Net decrease in cash and cash equivalents	(876,935)	(2,730,608)
Cash and cash equivalents at beginning of period	28,365,725	25,052,995
Cash and cash equivalents at end of period	$27,488,790	$22,322,387
Supplemental disclosure of cash flow information:
Cash paid for interest	$865,260	$1,598,781

Exhibit 99.1

THE MEET GROUP, INC.
DISAGGREGATION OF REVENUES
(UNAUDITED)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2019		2018		2019		2018
	$	%	$	%	$	%	$	%
User pay revenue:
Video	$20,333,310	38.6%	$10,968,643	24.0%	$61,841,899	40.1%	$24,093,019	19.1%
Subscription and other in-app products	15,532,335	29.5%	17,090,200	37.4%	46,770,156	30.4%	51,941,907	41.2%
Total user pay revenue	35,865,645	68.1%	28,058,843	61.4%	108,612,055	70.5%	76,034,926	60.3%
Advertising	16,755,605	31.9%	17,657,210	38.6%	45,522,536	29.5%	50,120,665	39.7%
Total revenues	$52,621,250	100.0%	$45,716,053	100.0%	$154,134,591	100.0%	$126,155,591	100.0%

Exhibit 99.1

THE MEET GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income (loss)	$2,990,980	$1,297,931	$6,452,405	$(3,150,002)
Interest expense	300,319	559,345	1,031,379	1,838,325
Income tax expense	1,036,410	196,146	2,226,075	484,552
Depreciation and amortization	3,451,197	3,423,929	10,079,319	10,558,712
Stock-based compensation expense	3,031,292	2,767,196	8,321,345	7,026,991
Acquisition and restructuring	244,432	416,141	748,881	4,802,694
Gain on disposal of assets	(40,376)	—	(40,376)	—
Loss (gain) on foreign currency transactions	27,051	6,229	94,640	(101,030)
Adjusted EBITDA	$11,041,305	$8,666,917	$28,913,668	$21,460,242

Exhibit 99.1

THE MEET GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
GAAP Net income (loss)	$2,990,980	$1,297,931	$6,452,405	$(3,150,002)
Stock-based compensation expense	3,031,292	2,767,196	8,321,345	7,026,991
Amortization of intangibles	2,791,272	2,904,120	8,130,836	8,915,214
Income tax expense	1,036,410	196,146	2,226,075	484,552
Acquisition and restructuring	244,432	416,141	748,881	4,802,694
Non-GAAP net income	$10,094,386	$7,581,534	$25,879,542	$18,079,449

GAAP basic net income (loss) per share	$0.04	$0.02	$0.09	$(0.04)
GAAP diluted net income (loss) per share	$0.04	$0.02	$0.08	$(0.04)
Basic Non-GAAP net income per share	$0.14	$0.10	$0.34	$0.25
Diluted Non-GAAP net income per share	$0.13	$0.10	$0.33	$0.23

Weighted-average shares outstanding:
Basic	74,674,981	73,362,467	75,056,593	72,704,205
Diluted	76,205,022	79,365,576	77,836,975	77,831,545

Exhibit 99.1

THE MEET GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net cash provided by operating activities	$12,686,403	$8,600,354	$26,653,215	$18,198,772
Less: Purchase of property and equipment	470,345	148,055	1,158,070	404,446
Free cash flow	$12,216,058	$8,452,299	$25,495,145	$17,794,326

Exhibit 99.1

Webcast and Conference Call Details

Management will host a webcast and conference call to discuss third quarter 2019 financial results today, November 7, 2019 at 8:30 a.m. Eastern time. To access the call dial 866-572-9351 (US and Canada) or 703-736-7482 (International) and when prompted provide the participant passcode 5917786 to the operator. An audio replay will be available at 855-859-2056 domestically or 404-537-3406 internationally, using passcode 5917786 through November 14, 2019. In addition, a webcast of the conference call will be available live on the Investor Relations section of the Company’s website at www.themeetgroup.com and a replay of the webcast will be available for 90 days.

About The Meet Group

The Meet Group (NASDAQ: MEET) is a leading provider of interactive livestreaming solutions designed to meet the universal need for human connection. Our ecosystem of livestreaming apps enables users around the world to interact through one-to-many livestreaming broadcasts and text-based conversations. Our top apps, MeetMe©, LOVOO©, Skout©, Tagged© and Growlr©, deliver live interactions and meaningful connections to millions of users daily. Headquartered in New Hope, PA, we have offices in Philadelphia, San Francisco, Dresden, and Berlin. The Meet Group is committed to safety. You can find a description of current safety practices here: https://www.themeetgroup.com/safety-practices/. For more information, visit themeetgroup.com, and follow us on Facebook, Twitter or LinkedIn.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including whether the start of our fourth quarter will be indicative of the rest of the quarter; the launch of Streamer Levels and one-on-one video chat will give users more reasons to engage in video; whether the increase in daily video users following the release of NextDate will continue; whether we will grow video revenue and daily active video users in the fourth quarter as expected; whether our new products and features will contribute to increasing user engagement as expected; whether November and December video revenue to continue to increase from October; whether video revenue in November and December 2019 will continue to grow as expected; whether we will experience positive ad momentum in the fourth quarter and throughout 2020; whether we will continue our share repurchase program as expected; whether in the fourth quarter and beyond our video products will position us well for future growth; whether our product pipeline and capital allocation strategy will continue to deliver value to our shareholders; whether fourth quarter and full year 2019 revenue will be within our predicted range; and whether fourth quarter and full year 2019 adjusted EBITDA will be within our predicted range. All statements other than statements of historical facts contained herein are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “project,” “outlook,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the risk that our applications will not function easily or otherwise as anticipated, the risk that we will not launch additional features and upgrades as anticipated, the risk that unanticipated events affect the functionality of our applications with popular mobile operating systems, any changes in such operating systems that degrade our mobile applications’ functionality and other unexpected issues which could adversely affect usage on mobile devices. Further information on our risk factors is contained in our filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K for the year ended December 31, 2018 filed with the SEC on March 8, 2019 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019 filed with the SEC on May 9, 2019 and July 31, 2019, respectively. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual

Exhibit 99.1

results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Exhibit 99.1

Regulation G – Non-GAAP Measures

The Company defines mobile traffic and engagement metrics (including MAU, DAU, chats per day, and new users per day) to include mobile app traffic for all properties and mobile web traffic for MeetMe, Skout and LOVOO. The Company defines Video Daily Active User (vDAU) as a registered user of one of our platforms who has logged in and visited the Live feature, either as a broadcaster or viewer, on the day of measurement. The Company defines Average Video Revenue per Daily Active User (vARPDAU) as the average daily revenue per vDAU. The Company uses these user metrics for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company presents user metrics because it believes them to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in its industry and because it believes that these metrics provide useful information to investors regarding the Company’s financial condition and results of operations. There is no directly comparable U.S. generally accepted accounting principles (GAAP) measure to vARPDAU provided in the Company’s financial statements and therefore no reconciliation is provided.

The Company uses Adjusted EBITDA, Non-GAAP Net Income and Free Cash Flow, which are not calculated and presented in accordance with GAAP, in evaluating its financial and operational decision making and as a means to evaluate period-to period comparison. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company presents these non-GAAP financial measures because it believes them to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We refer you to the reconciliations below for these historical non-GAAP financial measures to their directly comparable GAAP financial measures.  Information reconciling forward-looking Adjusted EBITDA to GAAP financial measures is unavailable to the Company without unreasonable effort. The Company is not able to provide reconciliations of Adjusted EBITDA to GAAP financial measures because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. The Company provides a range for its Adjusted EBITDA outlook that it believes will be achieved, however it cannot accurately predict all the components of the Adjusted EBITDA calculation.

The Company defines Adjusted EBITDA as earnings (or loss) from operations before interest expense, benefit or provision for income taxes, depreciation and amortization, stock-based compensation, nonrecurring acquisition, restructuring or other expenses, gain or loss on disposal of assets, gain or loss on foreign currency transactions, bad debt expense outside the normal range, and goodwill and long-lived asset impairment charges, if any. The Company excludes stock-based compensation because it is non-cash in nature. The Company defines Non-GAAP Net Income as earnings (or loss) before benefit or provision for income taxes, amortization on intangibles, non-recurring acquisition and restructuring costs, goodwill and long-lived asset impairment charges and non-cash stock-based compensation. The Company defines Free Cash Flow as net cash provided by or used in its operating activities, minus purchases of property and equipment, as shown in the consolidated statements of cash flows.

Non-GAAP financial measures should not be considered as an alternative to net income, operating income, cash flow from operating activities, as a measure of liquidity or any other financial measure. They may not be indicative of the historical operating results of the Company nor is it intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as a substitute for performance measures calculated in accordance with GAAP.

# # #

Exhibit 99.1

Investor Contact:
Leslie Arena
larena@themeetgroup.com
267 714 6418

Media Contact:
Brandyn Bissinger
bbissinger@themeetgroup.com
267 446 7010